Exhibit 1.1

49,751,244 Shares

LEXICON PHARMACEUTICALS, INC.

COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

November 20, 2014

November 20, 2014

To the Managers named in Schedule I hereto

    for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Lexicon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the number of shares of its Common Stock, par value $0.001 per share set forth in Schedule I hereto (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than the number of additional shares of its Common Stock, par value $0.001 per share set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock, par value $0.001 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated September 12, 2014 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities

Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; except as otherwise set forth therein, such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Time of Sale Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(f) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The authorized capital stock of the Company is as set forth in, and conforms as to legal matters to the description thereof contained in, each of the Time of Sale Prospectus and the Prospectus.

(i) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(j) The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights except as described in the Time of Sale Prospectus. All of such rights have been waived with respect to the issuance of the Shares and the transactions contemplated hereunder, except as described in the Time of Sale Prospectus.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except with respect to clauses (i), (iii) and (iv), for any contraventions that would not, singly or in the aggregate, have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such (i) as have been obtained under the Securities Act and (ii) as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Shares.

(l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, except that the representation and warranty set forth in this paragraph does not apply to statements or omissions in the preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(o) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(r) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement. All of such rights have been waived with respect to the Registration Statement and the transactions contemplated hereunder.

(s) There are no contracts, other documents or other agreements required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations thereunder which have not been described or filed as required.

(t) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and currently proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company or of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and currently proposed to be made of such property and buildings by the Company, in each case except as described in the Time of Sale Prospectus.

(u) Except as described in the Time of Sale Prospectus, (i) the Company and its subsidiaries own, possess, or have valid, binding and enforceable licenses or other rights to use the patents, patent rights and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, confidential information, software, know-how, (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property and proprietary rights necessary or used in connection with the conduct of their business in the manner in which it is presently being conducted and in the manner set forth in the Time of Sale Prospectus (collectively, the “Company Intellectual Property”), except as would not reasonably be expected to result in a Material Adverse Effect, and to the extent that the Company Intellectual Property is not sufficient to so conduct their business, including with respect to any products described in the Time of Sale Prospectus as being under development, the Company believes it can acquire such rights on reasonable terms; (ii) to the knowledge of the Company, (A) none of the patents and patent applications set forth on Appendix A (collectively, the “Company Patents”) owned by the Company or its subsidiaries is invalid or unenforceable and neither the Company nor any of its subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability of Company Patents from any third party or governmental authority and the Company and its subsidiaries have made all filings and paid all fees necessary to maintain any Company Patents owned by any of them, and (B) none of the Company Intellectual Property owned by the Company or its subsidiaries is invalid or unenforceable and neither the Company nor any of its subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability of Company Intellectual Property from any third party or governmental authority and the Company and its subsidiaries have made all filings and paid all fees necessary to maintain any Company Intellectual Property owned by any of them, except as would not reasonably be expected to result in a Material Adverse Effect for Company Intellectual Property other than Company Patents; (iii) the Company and its subsidiaries have taken reasonable measures necessary to secure their interests in Company Intellectual Property, including the confidentiality of all trade secrets and confidential information which constitutes Company Intellectual Property, and to secure assignment of Company Intellectual Property from its employees and contractors; (iv) the Company is not aware of any Company Intellectual Property required to be described in the Time of Sale Prospectus; (v) neither the Company nor any of its subsidiaries has received any claim of infringement or misappropriation of (and the Company does not know of any infringement or misappropriation of) intellectual property rights of others by the Company or any of its subsidiaries (A) with respect to the Company Patents or (B) with respect to the Company Intellectual Property, except as would not reasonably be expected to result in a Material Adverse Effect for Company Intellectual Property other than Company Patents; (vi) the Company and its subsidiaries are not in breach of, and have complied with all terms of, any license or other agreement relating to any Company Intellectual Property, and no party to any such agreement has given the Company or its subsidiaries notice of its intention to cancel, terminate, alter the scope of rights under or fail to renew any such agreement, except as would not reasonably be expected to result in a Material Adverse Effect; and (vii) no suit or other proceeding is pending against the Company or any of its subsidiaries concerning any agreement concerning the Company Intellectual Property, including any proceeding concerning a claim that the Company or its subsidiaries or another person has breached any such agreement.

(v) All patent applications owned by the Company and filed with the U.S. Patent Trademark Office (“PTO”) or any foreign or international patent authority (the “Company Patent Applications”) have been duly and properly filed; the Company has complied with its duty of candor and disclosure to the PTO for the Company Patent Applications; the Company is not aware of any facts required to be disclosed to the PTO that were not disclosed to the PTO and which would preclude the grant of a patent for the Company Patent Applications; and the Company has no knowledge of any facts which would preclude it from having clear title to the Company Patent Applications that have been identified by the Company as being exclusively owned by the Company.

(w) No material labor dispute with the employees of the Company exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(x) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(y) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as presently conducted and in the manner set forth in the Time of Sale Prospectus, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except as would not reasonably be expected to result in a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(z) The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the Registration Statement and the Prospectus were and, if still pending, are, to the Company’s knowledge, being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading; the Company has no knowledge of any studies, tests or trials not described in the Registration Statement and the Prospectus the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the Registration Statement or Prospectus; and the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company which termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect.

(aa) Except as described in the Time of Sale Prospectus, the Company and its subsidiaries are in compliance with, and conduct their respective businesses in conformity with, all applicable federal, state and local laws and regulations, except where the failure to so comply or conform would not reasonably be expected to have a Material Adverse Effect.

(bb) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(cc) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(dd) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ee) Each material contract, agreement and license to which the Company is bound is valid, binding, enforceable, and in full force and effect against the Company, and to the knowledge of the Company, each other party thereto, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity. Neither the Company nor, to the Company’s knowledge, any other party is in breach or default in any material respect with respect to any such contract, agreement and license, and, to the Company’s knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license. To the knowledge of the Company, no party has repudiated any material provision of any such contract, agreement or license.

(ff) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer or employee of the Company nor any of its subsidiaries nor any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(gg) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any directors, officers, or employees of the Company, nor any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(ii) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications that is applicable to the Company.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company by wire transfer of immediately available funds on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available by wire transfer of immediately available funds on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins, L.L.P., outside counsel for the Company, dated the Closing Date, in form and substance acceptable to the Underwriters.

(d) The Underwriters shall have received on the Closing Date an opinion of Brian T. Crum, Vice President and General Counsel of the Company, dated the Closing Date, in form and substance acceptable to the Underwriters.

(e) The Underwriters shall have received on the Closing Date an opinion of Max Bachrach, Ph.D., Vice President, Intellectual Property, of the Company, dated the Closing Date, in form and substance acceptable to the Underwriters.

(f) The Underwriters shall have received on the Closing Date an opinion of Ropes & Gray LLP, counsel for the Underwriters, dated the Closing Date, in form and substance acceptable to the Underwriters.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference into, the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate of the chief financial officer of the Company, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(i) At the Closing Date, the Company shall have used its best efforts to list the Shares on the NASDAQ Global Select Market.

(j) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(k) Substantially concurrently with the delivery of the Firm Shares, the issuance and sale of the Shares (as that term is defined in that certain purchase agreement, dated as of November 20, 2014, between the Company, Invus, L.P., Invus C.V., and Artal International S.C.A. (the “Purchase Agreement”)) shall be consummated pursuant to the terms and conditions of the Purchase Agreement.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object unless advised in writing by outside counsel reasonably acceptable to you that the filing of such amendment or supplement is required by law, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take, without the prior written consent of the Underwriters, which consent will not be unreasonably withheld, any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the

Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, all costs and expenses incident to listing the Shares on the NASDAQ Global Select Market, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

The Company also covenants with each Underwriter that, without the prior written consent of each of the Managers identified in Schedule I, it will not, during the restricted period set forth in Schedule I hereto, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (a) the Shares to be sold hereunder, the convertible notes of the Company to be sold pursuant to a concurrent offering pursuant to Rule 144A or Regulation S under the Securities Act, or the securities to be sold pursuant to a purchase agreement dated as of the date hereof by and between Invus, L.P. or one of its affiliates and the Company (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, the vesting of a restricted stock unit or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the grant by the Company of restricted stock awards, restricted stock units or options to purchase shares of Common Stock under the Company’s Equity Incentive Plan as in effect on the date hereof or the Company’s Non-Employee Directors’ Equity Incentive Plan as in effect on the date hereof, (d) the issuance by the Company of shares of Common Stock to Symphony Icon Holdings LLC (“Holdings”) or its designee or designees in partial satisfaction of its contingent payment obligations under the Amended and Restated Purchase Option Agreement, dated July 30, 2010, between the Company, Holdings and Symphony Icon, Inc. triggered by the Company’s receipt of an upfront payment of $23 million under the License and Collaboration Agreement, dated October 21, 2014, between the Company and Ipsen Pharma SAS, and the filing of any registration statement (or amendment thereto) with the Commission relating to the resale of such shares of Common Stock or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 90-day restricted period, except as otherwise permitted herein, and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the Company. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Managers of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, agents and employees and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental or regulatory investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, provided that the failure to notify the indemnifying person shall not relieve it from any liability that it may have under Section 8(a) or 8(b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Managers may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either of the New York Stock Exchange or the NASDAQ Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours,

Lexicon Pharmaceuticals, Inc.

By	/s/ Lonnel Coats
Name:	Lonnel Coats
Title:	President & CEO

Accepted as of the date hereof J.P. Morgan Securities LLC Goldman, Sachs & Co.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	J.P. Morgan Securities LLC

By:	/s/ Benjamin Burdett
Name: Benjamin Burdett
Title: Vice President

By:	Goldman, Sachs & Co.

By:	/s/ Daniel Young
	Name:	Daniel Young
	Title:	Managing Director

SCHEDULE I

Managers:

Managers authorized to release lock-up under Section 6:	J.P. Morgan Securities LLC Goldman, Sachs & Co.

Manager authorized to appoint counsel under Section 8(c):	J.P. Morgan Securities LLC

Registration Statement File Nos.:	333-198493

Time of Sale Prospectus

1.      Prospectus dated September 12, 2014 relating to the Shelf Securities and filed with the Commission on September 12, 2014

2.      the preliminary prospectus supplement dated November 19, 2014 relating to the Shares and filed with the Commission on November 19, 2014

3.      the free writing prospectus dated November 20, 2014 relating to the Shares and filed with the Commission on November 21, 2014

Lock-up Restricted Period:	90 days

Title of Shares to be purchased:	Common Stock, par value $0.001 per share

Number of Firm Shares:	49,751,244

Number of Additional Shares:	7,462,687

Purchase Price:	$0.9447

Initial Public Offering Price:	$1.005

I-1

Selling Concession:	$0.03618 a share

Closing Date and Time:	November 26, 2014 10:00 a.m.

Closing Location:	Ropes & Gray LLP 800 Boylston Street Prudential Tower Boston, MA 02199

Address for Notices to Underwriters:

J.P. Morgan Securities LLC

Goldman, Sachs & Co.

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attention: Equity Syndicate

Desk, 4th Floor

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Attention: Registration Department

With a copy to:

Ropes & Gray LLP

Attention: Patrick O’Brien

Prudential Tower

800 Boylston Street

Boston, MA 02199

Address for Notices to the Company:	Lexicon Pharmaceuticals, Inc. Attention: Brian Crum 8800 Technology Forest Place The Woodlands, TX 77381

I-2

SCHEDULE II

Underwriter	Total Number of Firm Shares	Total Number of Additional Shares
J.P. Morgan Securities LLC	24,626,866	3,694,031
Goldman, Sachs & Co	20,149,254	3,022,388
Needham & Company, LLC	2,487,562	373,134
Stifel, Nicolaus & Company, Incorporated	2,487,562	373,134

Total:	49,751,244	7,462,687

II-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

November [•], 2014

J.P. Morgan Securities LLC

Goldman, Sachs & Co.

As Managers of the

several Underwriters listed

in Schedule II to the Underwriting

Agreement and Representatives of the

several Initial Purchasers listed

in Schedule 1 to the Purchase

Agreement referred to below

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o	Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC (“J.P. Morgan”) and Goldman, Sachs & Co. (“Goldman”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Lexicon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters listed in Schedule II to the Underwriting Agreement, including J.P. Morgan and Goldman (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock”). The undersigned also understands that J.P. Morgan and Goldman propose to enter into a purchase agreement (the “Purchase Agreement”) with the Company providing for the purchase and resale (“Placement” and together with the Public Offering, the “Offerings”) by the several initial purchasers named in Schedule 1 to the Purchase Agreement, including J.P. Morgan and Goldman (the “Initial Purchasers”), of notes convertible into Common Stock of the Company (the “Securities”).

To induce the Underwriters and Initial Purchasers that may participate in the Offerings to continue their efforts in connection with the Offerings, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan and Goldman on behalf of the Underwriters and the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the later of the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”) or the date of the final offering memorandum relating to the Placement (the “Offering Memorandum”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offerings, provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) any surrender of shares of Common Stock (or options to purchase shares of Common Stock) to the Company by the undersigned in satisfaction of (i) any federal, state or local taxes required by law to be withheld with respect to the vesting of shares of Common Stock or the exercise of stock options to purchase Common Stock and/or (ii) the exercise price payable to the Company with respect to the exercise of stock options to purchase Common Stock, in each case granted under a stock incentive plan or stock purchase plan of the Company described in the Prospectus and the Offering Memorandum or any document incorporated by reference therein and in accordance with the terms of any such instrument as in effect on or before the date hereof, (c) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (d) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned, (e) transfers to immediate family of the undersigned, to a trust all of the beneficiaries of which are the undersigned and/or members of his or her immediate family or to a corporation, partnership, limited partnership or limited liability company all of the stockholders, partners and members of which are the undersigned and/or members of his or her immediate family, in each case for

A-2

estate planning purposes; provided that (i) in the case of any transfer or distribution pursuant to clause (c)—(e) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) in the case of any surrender, transfer or distribution pursuant to clause (b)—(e), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, except to reflect the surrender of shares of Common Stock to the Company by the undersigned on February 28, 2015 pursuant to clause (b)(1) above upon the vesting of restricted stock units granted to the undersigned by the Company on February 23, 2011, February 15, 2012, February 8, 2013 and February 6, 2014 or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period, except as otherwise permitted herein, and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company. For purposes of this agreement, “immediate family” shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan and Goldman on behalf of the Underwriters and Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the later of the date of the Prospectus or the Offering Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

A-3

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or J.P. Morgan and Goldman that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company, the Underwriters and the Initial Purchasers are relying upon this agreement in proceeding toward consummation of the Offerings. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Notwithstanding the foregoing, this agreement shall terminate and have no further force or effect if the Public Offering is not consummated by December 1, 2014.

A-4

Whether or not the Offerings actually occurs depends on a number of factors, including market conditions. Each Offering will only be made pursuant to an Underwriting Agreement or Purchase Agreement, as the case may be, the terms of which are subject to negotiation between the Company and the Underwriters or Initial Purchasers, as applicable.

Very truly yours,

(Name)
(Address)

A-5

Appendix A

LG103

Case Reference	Country	Filing	Filing Number	Publication	Publication Number	Grant	Grant Number
LEX-1002-AT-EPT	Austria	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	1984344
LEX-1002-AU-PCT	Australia	12 Dec 2006	2006337137			27 Sep 2012	2006337137
LEX-1002-BE-EPT	Belgium	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	1984344
LEX-1002-BR-PCT	Brazil	12 Dec 2006	PI0620756-1	22 Nov 2011	2133
LEX-1002-CA-PCT	Canada	12 Dec 2006	2,635,531			17 Jun 2014	2,635,531
LEX-1002-CH-EPT	Switzerland	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	1984344
LEX-1002-CN-PCD	China	20 Feb 2013	201310082551.2	28 Aug 2013	CN 103265495A
LEX-1002-CN-PCT	China	12 Dec 2006	200680049907.0	21 Jan 2009	CN101351451A	20 Feb 2013	ZL200680049907.0
LEX-1002-CO-PCT	Colombia	12 Dec 2006	08.074.441	30 Nov 2009	610	28 Jun 2012	1798
LEX-1002-CZ-EPT	Czech Republic	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	1984344
LEX-1002-DE-EPT	Germany	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	602006032204.6
LEX-1002-DK-EPT	Denmark	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	1984344
LEX-1002-EA-EAT	Eurasian Procedure	12 Dec 2006	200870127
LEX-1002-EP-EPT	European Procedure (Patents)	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	1984344
LEX-1002-EP-ETD	European Procedure (Patents)	24 Jun 2011	11005146.3	16 Nov 2011	2386547
LEX-1002-ES-EPT	Spain	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	1984344
LEX-1002-FR-EPT	France	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	1984344
LEX-1002-GB-EPT	United Kingdom	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	1984344
LEX-1002-GR-EPT	Greece	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	3079551
LEX-1002-HK-FPD	Hong Kong	09 Sep 2013	13110408.0	13 Dec 2013	1183027A
LEX-1002-HK-FPR	Hong Kong	11 Mar 2009	09102308.4	24 Jul 2009	1124841A	12 Jul 2013	HK1124841
LEX-1002-HU-EPT	Hungary	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	1984344
LEX-1002-IE-EPT	Ireland	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	1984344
LEX-1002-IL-PCT	Israel	12 Dec 2006	191998

LEX-1002-IN-PCT	India	12 Dec 2006	05368/DELNP/2008
LEX-1002-IT-EPT	Italy	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	1984344
LEX-1002-JP-PCT	Japan	12 Dec 2006	2008-548561	11 Jun 2009	2009-522265	28 Feb 2014	5483883
LEX-1002-KR-PCT	South Korea / Republic of Korea	12 Dec 2006	10-2008-7015697			03 Feb 2014	10-1360621
LEX-1002-MX-PCT	Mexico	12 Dec 2006	MX/a/2008/008483			09 Mar 2011	284609
LEX-1002-NL-EPT	Netherlands	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	1984344
LEX-1002-NO-PCT	Norway	12 Dec 2006	20083324
LEX-1002-NZ-PCT	New Zealand	12 Dec 2006	568946			06 Nov 2010	568946
LEX-1002-PL-EPT	Poland	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	1984344
LEX-1002-PT-EPT	Portugal	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	1984344
LEX-1002-RO-EPT	Romania	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	1984344
LEX-1002-SE-EPT	Sweden	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	1984344
LEX-1002-SG-PCT	Singapore	12 Dec 2006	200804766-4			13 Aug 2010	143823
LEX-1002-TR-EPT	Turkey	12 Dec 2006	06849951.6	29 Oct 2008	1984344	26 Sep 2012	1984344
LEX-1002-UA-PCT	Ukraine	12 Dec 2006	200809740			26 Dec 2011	96936
LEX-1002-US-CNT	United States Of America	30 Mar 2010	12/750,278	04 Nov 2010	US-2010-0280054-A1	22 Nov 2011	8,063,057
LEX-1002-US-CNT[2]	United States Of America	07 Nov 2011	13/290,261	21 Jun 2012	US 2012/0157484 A1	14 Jan 2014	8,629,156
LEX-1002-US-NP	United States Of America	12 Dec 2006	11/638,677	16 Aug 2007	US-2007-0191370-A1	25 May 2010	7,723,345
LEX-1002-ZA-PCT	South Africa	12 Dec 2006	2008/05192			25 Nov 2009	2008/05192
LEX-1004-US-CIP	United States Of America	24 Oct 2008	12/257,558	07 May 2009	US-2009-0118505-A1	01 Mar 2011	7,897,763
LEX-1004-US-CNT	United States Of America	10 Feb 2011	13/024,469	02 Jun 2011	US-2011-0130564-A1	28 May 2013	8,450,532
LEX-1004-US-NP	United States Of America	28 Dec 2006	11/647,517	19 Feb 2009	US-2009-0048280-A1	21 Dec 2010	7,855,291
LEX-1005-AR-NP	Argentina	11 Dec 2007	P070105537	25 Mar 2009	AR064279 A1

LEX-1005-AU-PCT	Australia	11 Dec 2007	2007333120			23 May 2013	2007333120
LEX-1005-BR-PCT	Brazil	11 Dec 2007	PI0720270-9	29 Jul 2014	2273
LEX-1005-CA-PCT	Canada	11 Dec 2007	2,672,233
LEX-1005-CN-DIV	China	09 May 2014	201410196723.3	17 Sep 2014	CN 104045626A
LEX-1005-CN-NP	China	30 May 2008	200810108453.0	02 Dec 2009	CN 101591332A	16 Apr 2014	ZL200810108453.0
LEX-1005-EA-EAT	Eurasian Procedure	11 Dec 2007	200970575			30 May 2013	018150
LEX-1005-EP-EPT	European Procedure (Patents)	11 Dec 2007	07865487.8	26 Aug 2009	2091940
LEX-1005-EP-ETD	European Procedure (Patents)	04 Feb 2013	13153803.5	08 May 2013	2589600
LEX-1005-HK-FPR	Hong Kong	16 Mar 2010	10102736.3	18 Jun 2010	1135987A
LEX-1005-IL-PCD	Israel
LEX-1005-IL-PCT	Israel	11 Dec 2007	198806
LEX-1005-IN-PCT	India	11 Dec 2007	3374/CHENP/2009
LEX-1005-JP-PCT	Japan	11 Dec 2007	2009-541514	22 Apr 2010	2010-512416	13 Sep 2013	5361734
LEX-1005-KR-PCT	South Korea / Republic of Korea	11 Dec 2007	10-2009-7012100
LEX-1005-MX-PCT	Mexico	11 Dec 2007	MX/a/2009/006195			15 Dec 2011	293795
LEX-1005-NO-PCT	Norway	11 Dec 2007	20092639
LEX-1005-NZ-PCT	New Zealand	11 Dec 2007	577004	28 Oct 2011	577004	07 Feb 2012	577004
LEX-1005-RU-EAT	Russian Federation	11 Dec 2007	200970575			30 May 2013	018150
LEX-1005-SG-PCT	Singapore	11 Dec 2007	200903523-9			15 Apr 2011	152707
LEX-1005-TW-NP	Taiwan	10 Dec 2007	96147104	01 Aug 2008	200831102	21 Oct 2013	I412365
LEX-1005-UA-PCT	Ukraine	11 Dec 2007	200907262			01 Aug 2012	99270
LEX-1005-US-CNT	United States Of America	20 May 2009	12/468,974	19 Nov 2009	US-2009-0286817-A1	04 May 2010	7,709,493
LEX-1005-US-CNT[2]	United States Of America	05 Apr 2010	12/754,341	09 Dec 2010	US-2010-0311764-A1	28 Jun 2011	7,968,559
LEX-1005-US-CNT[3]	United States Of America	17 Jun 2011	13/162,989	16 Feb 2012	US-2012-0041008-A1	08 Jul 2014	8,772,482

LEX-1005-US-CNT[4]	United States Of America	20 Jun 2014	14/310,031
LEX-1005-US-NP	United States Of America	11 Dec 2007	11/954,000	26 Jun 2008	US-2008-0153852-A1	30 Jun 2009	7,553,840
LEX-1005-ZA-PCT	South Africa	11 Dec 2007	2009/03367			25 Aug 2010	2009/03367
LEX-1006-US-NP	United States Of America	24 Jun 2008	12/144,821	01 Jan 2009	US-2009-0005381-A1
LEX-1007-AU-PCT	Australia	24 Jun 2008	2008268409			20 Mar 2014	2008268409
LEX-1007-CA-PCT	Canada	24 Jun 2008	2,691,005
LEX-1007-EP-EPT	European Procedure (Patents)	24 Jun 2008	08771805.2	07 Apr 2010	2170335
LEX-1007-KR-PCT	South Korea / Republic of Korea	24 Jun 2008	10-2009-7026993
LEX-1007-US-NP	United States Of America	24 Jun 2008	12/144,953	01 Jan 2009	US-2009-0005382-A1	10 Jan 2012	8,093,291
LEX-1008-US-CNT	United States Of America	14 Jan 2011	13/006,592	12 May 2011	US-2011-0112094-A1	02 Apr 2013	8,410,121
LEX-1008-US-NP	United States Of America	09 Jul 2008	12/169,815	26 Feb 2009	US-2009-0054308-A1	25 Jan 2011	7,875,622
LEX-1009-AR-NP	Argentina	25 Sep 2008	080104181
LEX-1009-AT-EPT	Austria	25 Sep 2008	08834252.2			24 Jul 2013	2203444
LEX-1009-AU-PCT	Australia	25 Sep 2008	2008304439			30 Jan 2014	2008304439
LEX-1009-BE-EPT	Belgium	25 Sep 2008	08834252.2			24 Jul 2013	2203444
LEX-1009-BG-EPT	Bulgaria	25 Sep 2008	08834252.2			24 Jul 2013	2203444
LEX-1009-BR-PCT	Brazil	25 Sep 2008	PI0817270-6
LEX-1009-CA-PCT	Canada	25 Sep 2008	2,700,835
LEX-1009-CH-EPT	Switzerland	25 Sep 2008	08834252.2			24 Jul 2013	2203444
LEX-1009-CL-NP	Chile	26 Sep 2008	2880-2008	27 Mar 2009
LEX-1009-CN-PCT	China	25 Sep 2008	200880108684.x	18 Aug 2010	CN 101809018A	06 Feb 2013	ZL200880108684.X
LEX-1009-CZ-EPT	Czech Republic	25 Sep 2008	08834252.2			24 Jul 2013	2203444
LEX-1009-DE-EPT	Germany	25 Sep 2008	08834252.2			24 Jul 2013	602008026290.1

LEX-1009-DK-EPT	Denmark	25 Sep 2008	08834252.2			24 Jul 2013	2203444
LEX-1009-EA-EAT	Eurasian Procedure	25 Sep 2008	201070410			30 Nov 2012	017275
LEX-1009-EP-EPT	European Procedure (Patents)	25 Sep 2008	08834252.2	07 Jul 2010	2203444	24 Jul 2013	2203444
LEX-1009-ES-EPT	Spain	25 Sep 2008	08834252.2			24 Jul 2013	2203444
LEX-1009-FR-EPT	France	25 Sep 2008	08834252.2			24 Jul 2013	2203444
LEX-1009-GB-EPT	United Kingdom	25 Sep 2008	08834252.2			24 Jul 2013	2203444
LEX-1009-GR-EPT	Greece	25 Sep 2008	08834252.2	07 Jul 2010	2203444	24 Jul 2013	3081930
LEX-1009-HK-FPR	Hong Kong	10 Dec 2010	10111537.5	25 Mar 2011	1145023B	12 Jul 2013	HK1145023
LEX-1009-HU-EPT	Hungary	25 Sep 2008	08834252.2			24 Jul 2013	2203444
LEX-1009-IE-EPT	Ireland	25 Sep 2008	08834252.2			24 Jul 2013	2203444
LEX-1009-IL-PCT	Israel	25 Sep 2008	204373	31 Dec 2013		01 Apr 2014	204373
LEX-1009-IN-PCT	India	25 Sep 2008	2222/DELNP/2010	14 Oct 2011	17394
LEX-1009-IT-EPT	Italy	25 Sep 2008	08834252.2			24 Jul 2013	2203444
LEX-1009-JP-PCT	Japan	25 Sep 2008	2010-527125	24 Dec 2010	2010-540551
LEX-1009-KR-PCT	South Korea / Republic of Korea	25 Sep 2008	10-2010-7006616
LEX-1009-MX-PCT	Mexico	25 Sep 2008	MX/a/2010/003326			13 Dec 2012	306073
LEX-1009-NL-EPT	Netherlands	25 Sep 2008	08834252.2			24 Jul 2013	2203444
LEX-1009-NO-EPT	Norway	25 Sep 2008	08834252.2			24 Jul 2013	2203444
LEX-1009-NZ-PCT	New Zealand	25 Sep 2008	583808			07 May 2012	583808
LEX-1009-PL-EPT	Poland	25 Sep 2008	08834252.2			24 Jul 2013	2203444
LEX-1009-PT-EPT	Portugal	25 Sep 2008	08834252.2			24 Jul 2013	2203444
LEX-1009-RU-EAT	Russian Federation	25 Sep 2008	201070410			30 Nov 2012	017275
LEX-1009-SE-EPT	Sweden	25 Sep 2008	08834252.2			24 Jul 2013	2203444
LEX-1009-SG-PCT	Singapore	25 Sep 2008	201002123-6			28 Sep 2012	160104
LEX-1009-TH-NP	Thailand	12 Sep 2008	0801004715	30 Jan 2012	111683
LEX-1009-TR-EPT	Turkey	25 Sep 2008	08834252.2			24 Jul 2013	2203444
LEX-1009-TW-NP	Taiwan	19 Sep 2008	97136105	01 Jun 2009	200922934	01 Jun 2014	I439457

LEX-1009-UA-PCT	Ukraine	25 Sep 2008	201005125			10 Jun 2013	102079
LEX-1009-US-CNT	United States Of America	01 Jun 2012	13/486,103	03 Jan 2013	US-2013-0005754-A1	18 Feb 2014	8,653,094
LEX-1009-US-NP	United States Of America	25 Sep 2008	12/237,455	02 Apr 2009	US-2009-0088447-A1	05 Jun 2012	8,193,204
LEX-1009-ZA-PCT	South Africa	25 Sep 2008	2010/01750			25 May 2011	2010/01750
LEX-1010-AU-PCT	Australia	22 Aug 2008	2008293679			24 Dec 2013	2008293679
LEX-1010-BR-PCT	Brazil	22 Aug 2008	PI0815754-5
LEX-1010-CA-PCT	Canada	22 Aug 2008	2,697,368
LEX-1010-CN-PCT	China	22 Aug 2008	200880104288.X	11 Aug 2010	CN 101801384A	21 Mar 2012	ZL200880104288.X
LEX-1010-EP-EPT	European Procedure (Patents)	22 Aug 2008	08828111.8	26 May 2010	2187887
LEX-1010-HK-FPR	Hong Kong	05 Nov 2010	10110369.0			07 Sep 2012	1143749
LEX-1010-IL-PCD	Israel	20 May 2013	226441	30 Jun 2014
LEX-1010-IL-PCT	Israel	22 Aug 2008	203669
LEX-1010-IN-PCT	India	22 Aug 2008	1490/DELNP/2010	06 Aug 2010	32/2010
LEX-1010-JP-PCT	Japan	22 Aug 2008	2010-522057	02 Dec 2010	2010-536879	06 Jun 2014	5553752
LEX-1010-KR-PCT	South Korea / Republic of Korea	22 Aug 2008	10-2010-7003916
LEX-1010-MX-PCT	Mexico	22 Aug 2008	MX/a/2010/001938
LEX-1010-NZ-PCT	New Zealand	22 Aug 2008	583017	24 Feb 2012	583017	05 Jun 2012	583017
LEX-1010-RU-PCT	Russian Federation	22 Aug 2008	2010111125			20 Sep 2013	2493156
LEX-1010-US-CNT	United States Of America	15 Jun 2011	13/160,678	08 Dec 2011	US-2011-0301349-A1	05 Nov 2013	8,575,362
LEX-1010-US-DIV	United States Of America	26 Mar 2010	12/732,311	23 Sep 2010	US-2010-0240906-A1	28 Jun 2011	7,968,729
LEX-1010-ZA-PCT	South Africa	22 Aug 2008	2010/00785			28 Apr 2011	2010/00785
LEX-1305-US-PCT	United States Of America	04 Nov 2010	13/505,895	13 Dec 2012	US-2012-0316171-A1
LEX-1308-WO-PCT	International Procedure	09 Feb 2011	PCT/US2011/024141	18 Aug 2001	WO 2011/100285

LEX-1313-AU-PCT	Australia	16 Oct 2012	2012326383
LEX-1313-BR-PCT	Brazil	16 Oct 2012	BR112014009308-3
LEX-1313-CA-PCT	Canada	16 Oct 2012	2,851,862
LEX-1313-CN-PCT	China	16 Oct 2012	201280051029.1	13 Aug 2014	CN 103987381A
LEX-1313-EP-EPT	European Procedure (Patents)	16 Oct 2012	12780617.2	16 Jul 2014	2753306
LEX-1313-HK-FPR	Hong Kong	05 Sep 2014	14109067.3
LEX-1313-IL-PCT	Israel	16 Oct 2012	PCT/US2012/060338
LEX-1313-IN-PCT	India	16 Oct 2012	3600/DELNP/2014
LEX-1313-JP-PCT	Japan	16 Oct 2012	2014-535988
LEX-1313-KR-PCT	South Korea / Republic of Korea	16 Oct 2012	PCT/US2012/060338
LEX-1313-MX-PCT	Mexico	16 Oct 2012	MX/a/2014/004603
LEX-1313-NZ-PCT	New Zealand	16 Oct 2012	623423
LEX-1313-RU-PCT	Russian Federation	16 Oct 2012	2014119866
LEX-1313-SG-PCT	Singapore	16 Oct 2012	11201401583Y
LEX-1313-TH-PCT	Thailand	16 Oct 2012	1401002078
LEX-1313-UA-PCT	Ukraine	16 Oct 2012	a 2014 05227
LEX-1313-US-NP	United States Of America	16 Oct 2012	13/652,527	04 Jul 2013	US 2013/0172376 A1
LEX-1313-ZA-PCT	South Africa	16 Oct 2012	PCT/US2012/060338
LEX-1314-AR-NP	Argentina	04 Nov 2011	20110104110	20 Mar 2013	AR083755 A1
LEX-1314-AU-PCT	Australia	03 Nov 2011	2011323302
LEX-1314-BR-PCT	Brazil	03 Nov 2011	BR112013011015-5
LEX-1314-CA-PCT	Canada	03 Nov 2011	2,816,963
LEX-1314-EP-EPT	European Procedure (Patents)	03 Nov 2011	11787757.1	11 Sep 2013	2635569
LEX-1314-HK-FPR	Hong Kong	26 Aug 2013	13109961.1	06 Dec 2013	1182698A
LEX-1314-IN-PCT	India	03 Nov 2011	3664/DELNP/2013

LEX-1314-JP-PCT	Japan	03 Nov 2011	2013-537814	14 Nov 2013	2013-541589
LEX-1314-KR-PCT	South Korea / Republic of Korea	03 Nov 2011	10-2013-7014387
LEX-1314-MX-PCT	Mexico	03 Nov 2011	MX/a/2013/004921
LEX-1314-NZ-PCT	New Zealand	03 Nov 2011	609919
LEX-1314-RU-PCT	Russian Federation	03 Nov 2011	2013125756
LEX-1314-SG-PCT	Singapore	03 Nov 2011	201303215-6
LEX-1314-TW-NP	Taiwan	20 Oct 2011	100138117	16 Nov 2012	201245183
LEX-1314-UA-PCT	Ukraine	03 Nov 2011	201307066
LEX-1314-US-NP	United States Of America	03 Nov 2011	13/288,366	17 May 2012	US-2012-0122904-A1	08 Jul 2014	8,772,483
LEX-1314-ZA-PCT	South Africa	03 Nov 2011	2013/03049
LEX-1327-WO-PCT	International Procedure	28 Mar 2013	PCT/US2013/034314	03 Oct 2013	WO 2013/148978
LEX-1328-WO-PCT	International Procedure	25 Nov 2013	PCT/2013/071678	30 May 2014	WO 2014/082034

LG421

Case Reference	Country	Filing	Filing Number	Publication	Publication Number	Grant	Grant Number
LEX-1000-AR-NP	Argentina	28 Sep 2007	P070104306	23 Dec 2008	AR063047A1
LEX-1000-AT-EPT	Austria	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	2089361
LEX-1000-AT-ETD	Austria	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-AU-PCT	Australia	27 Sep 2007	2007304971			03 Oct 2013	2007304971
LEX-1000-BE-EPT	Belgium	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	2089361
LEX-1000-BE-ETD	Belgium	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-BR-PCT	Brazil	27 Sep 2007	PI0717156-0	15 Oct 2013	2232
LEX-1000-CA-PCT	Canada	27 Sep 2007	2,664,688
LEX-1000-CH-EPT	Switzerland	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	2089361
LEX-1000-CH-ETD	Switzerland	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-CN-DIV	China	14 Mar 2013	201310082020.3	21 Aug 2013	CN 103254119A
LEX-1000-CN-NP	China	02 Apr 2008	200810090073.9	14 Jan 2009	CN101343296A	10 Apr 2013	ZL200810090073.9
LEX-1000-CZ-EPT	Czech Republic	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	2089361
LEX-1000-CZ-ETD	Czech Republic	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-DE-EPT	Germany	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	602007012292.9
LEX-1000-DE-ETD	Germany	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-DK-EPT	Denmark	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	2089361

LEX-1000-DK-ETD	Denmark	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-EA-EAT	Eurasian Procedure	27 Sep 2007	200970337			30 May 2012	016511
LEX-1000-EP-EPT	European Procedure (Patents)	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	2089361
LEX-1000-EP-ETD	European Procedure (Patents)	27 Sep 2007	10194063.3	13 Apr 2011	2308841	16 Apr 2014	2308841
LEX-1000-ES-EPT	Spain	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	2089361
LEX-1000-ES-ETD	Spain	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-FR-EPT	France	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	2089361
LEX-1000-FR-ETD	France	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-GB-EPT	United Kingdom	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	2089361
LEX-1000-GB-ETD	United Kingdom	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-GR-EPT	Greece	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	3074740
LEX-1000-GR-ETD	Greece	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-HK-FPD	Hong Kong	04 Sep 2013	13110285.8	13 Dec 2013	1183020A
LEX-1000-HK-FPR	Hong Kong	19 Mar 2009	09102667.9	24 Jul 2009	1124863A	10 Jan 2014	HK1124863
LEX-1000-HU-EPT	Hungary	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	2089361
LEX-1000-HU-ETD	Hungary	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-IE-EPT	Ireland	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	2089361
LEX-1000-IE-ETD	Ireland	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-IL-PCT	Israel	27 Sep 2007	197836	30 Jan 2014		01 May 2014	197836
LEX-1000-IN-PCT	India	27 Sep 2007	00609/MUMNP/2009			14 Feb 2014	258913
LEX-1000-IT-EPT	Italy	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	2089361

LEX-1000-IT-ETD	Italy	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-JP-PCD	Japan	20 Nov 2012	2012-254023	02 May 2013	2013-079243
LEX-1000-JP-PCT	Japan	27 Sep 2007	2009-530593	18 Feb 2010	2010-504998	07 Jun 2013	5283625
LEX-1000-KR-PCD	South Korea / Republic of Korea
LEX-1000-KR-PCT	South Korea / Republic of Korea	27 Sep 2007	10-2009-7008685
LEX-1000-MX-PCT	Mexico	27 Sep 2007	MX/a/2009/003305			29 Jun 2011	287903
LEX-1000-NL-EPT	Netherlands	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	2089361
LEX-1000-NL-ETD	Netherlands	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-NO-PCT	Norway	27 Sep 2007	20091700
LEX-1000-NZ-PCT	New Zealand	27 Sep 2007	575811	28 Oct 2011	575811	07 Feb 2012	575811
LEX-1000-PL-EPT	Poland	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	2089361
LEX-1000-PL-ETD	Poland	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-PT-EPT	Portugal	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	2089361
LEX-1000-PT-ETD	Portugal	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-RO-EPT	Romania	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	2089361
LEX-1000-RO-ETD	Romania	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-RU-EAT	Russian Federation	27 Sep 2007	200970337			30 May 2012	016511
LEX-1000-SE-EPT	Sweden	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	2089361
LEX-1000-SE-ETD	Sweden	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-SG-PCT	Singapore	27 Sep 2007	200902135-3			15 Feb 2012	151038
LEX-1000-TR-EPT	Turkey	27 Sep 2007	07843301.8	19 Aug 2009	2089361	26 Jan 2011	TR 2011 02757 T4

LEX-1000-TR-ETD	Turkey	27 Sep 2007	10194063.3			16 Apr 2014	2308841
LEX-1000-TW-NP	Taiwan	19 Sep 2007	96134994	01 Jul 2008	200826929
LEX-1000-UA-PCT	Ukraine	27 Sep 2007	2009 04205			25 Apr 2012	98123
LEX-1000-US-CNT	United States Of America	18 Aug 2010	12/858,666	09 Dec 2010	US 2010/0311673 A1	02 Jul 2013	8,476,413
LEX-1000-US-CNT[2]	United States Of America	25 Jun 2013	13/925,981	15 May 2014	US 2014/0135277 A1
LEX-1000-US-NP	United States Of America	27 Sep 2007	11/862,690	15 May 2008	US-2008-0113922-A1	24 Aug 2010	7,781,577
LEX-1000-US-NP[2]	United States Of America	04 Mar 2008	12/041,860	11 Sep 2008	US-2008-0221164-A1	07 Dec 2010	7,846,945
LEX-1000-ZA-PCT	South Africa	27 Sep 2007	2009/02231			28 Jul 2010	2009/02231
LEX-1017-AR-NP	Argentina	25 Jul 2008	P080103246	21 Oct 2009	AR067701 A1
LEX-1017-AT-EPT	Austria	17 Jul 2008	08826634.1	12 May 2010	E530558	25 May 2012	2183263
LEX-1017-AU-PCD	Australia	12 Jun 2013	2013206276
LEX-1017-AU-PCT	Australia	17 Jul 2008	2008279424			26 Sep 2013	2008279424
LEX-1017-BE-EPT	Belgium	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	2183263
LEX-1017-BR-PCT	Brazil	17 Jul 2008	PI0813840-0
LEX-1017-CA-PCT	Canada	17 Jul 2008	2,694,029
LEX-1017-CH-EPT	Switzerland	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	2183263
LEX-1017-CN-PCT	China	17 Jul 2008	200880100489.2	11 Aug 2010	CN 101801989A
LEX-1017-CZ-EPT	Czech Republic	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	2183263
LEX-1017-DE-EPT	Germany	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	602008010937.2

LEX-1017-DK-EPT	Denmark	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	2183263
LEX-1017-EA-EAT	Eurasian Procedure	17 Jul 2008	201070186			28 Dec 2012	017411
LEX-1017-EP-EPT	European Procedure (Patents)	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	2183263
LEX-1017-ES-EPT	Spain	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	2183263
LEX-1017-FR-EPT	France	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	2183263
LEX-1017-GB-EPT	United Kingdom	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	2183263
LEX-1017-GR-EPT	Greece	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	3076926
LEX-1017-HK-FPR	Hong Kong	12 Nov 2010	10110567.0
LEX-1017-HU-EPT	Hungary	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	2183263
LEX-1017-IE-EPT	Ireland	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	2183263
LEX-1017-IL-PCT	Israel	17 Jul 2008	203209	27 Feb 2014		28 May 2014	203209
LEX-1017-IN-PCT	India	17 Jul 2008	493/CHENP/2010	23 Jul 2010	30/2010
LEX-1017-IT-EPT	Italy	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	2183263
LEX-1017-JP-PCD	Japan	28 Aug 2013	2013-176646	09 Jan 2014	2014-001230
LEX-1017-JP-PCT	Japan	17 Jul 2008	2010-518296	11 Nov 2010	2010-534661
LEX-1017-KR-PCT	South Korea / Republic of Korea	17 Jul 2008	10-2010-7001659
LEX-1017-MX-PCT	Mexico	17 Jul 2008	MX/a/2010/000854			29 Feb 2012	296552
LEX-1017-NL-EPT	Netherlands	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	2183263

LEX-1017-NZ-PCT	New Zealand	17 Jul 2008	582536			07 May 2012	582536
LEX-1017-PL-EPT	Poland	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	2183263
LEX-1017-PT-EPT	Portugal	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	2183263
LEX-1017-RO-EPT	Romania	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	2183263
LEX-1017-RU-EAT	Russian Federation	17 Jul 2008	201070186			28 Dec 2012	017411
LEX-1017-SE-EPT	Sweden	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	2183263
LEX-1017-SG-PCT	Singapore	17 Jul 2008	201000219-4			30 Apr 2012	158399
LEX-1017-TR-EPT	Turkey	17 Jul 2008	08826634.1	12 May 2010	2183263	26 Oct 2011	TR 2011 12632 T4
LEX-1017-TW-DIV	Taiwan	16 Aug 2013	102129521	16 Dec 2013	201350473
LEX-1017-TW-NP	Taiwan	21 Jul 2008	97127665	01 Apr 2009	200914434	21 Dec 2013	I419886
LEX-1017-UA-PCT	Ukraine	17 Jul 2008	2010 02095
LEX-1017-US-CNT	United States Of America	11 Aug 2011	13/207,576	19 Apr 2012	US-2012-0095198-A1	23 Oct 2012	8,293,878
LEX-1017-US-NP	United States Of America	17 Jul 2008	12/174,722	29 Jan 2009	US-2009-0030198-A1	27 Sep 2011	8,026,347
LEX-1017-ZA-PCT	South Africa	17 Jul 2008	2010/00219			30 Mar 2011	2010/00219
LEX-1287-AR-NP	Argentina	15 Jul 2009	P090102685	22 Sep 2010	AR072807 A1
LEX-1287-AU-PCT	Australia	15 Jul 2009	2009270973			15 May 2014	2009270973
LEX-1287-BR-PCT	Brazil	15 Jul 2009	PI0916191-0
LEX-1287-CA-PCT	Canada	15 Jul 2009	2,730,931
LEX-1287-CN-PCT	China	15 Jul 2009	200980127924.5	29 Jun 2011	CN 102112483A
LEX-1287-EP-ETD	European Procedure (Patents)	18 Feb 2011	11155100.8	15 Jun 2011	2332947

LEX-1287-HK-FPR	Hong Kong	22 Jul 2011	11107631.7	30 Mar 2012	1153480A
LEX-1287-IL-PCT	Israel	15 Jul 2009	210269
LEX-1287-IN-PCT	India	15 Jul 2009	504/DELNP/2011	10 Feb 2012	2264
LEX-1287-JP-PCT	Japan	15 Jul 2009	2011-518868	17 Nov 2011	2011-528366
LEX-1287-KR-PCT	South Korea / Republic of Korea	15 Jul 2009	10-2011-7001024
LEX-1287-MX-PCT	Mexico	15 Jul 2009	MX/a/2011/000503
LEX-1287-NZ-PCT	New Zealand	15 Jul 2009	590184			04 Jan 2013	590184
LEX-1287-RU-PCT	Russian Federation	15 Jul 2009	2011105797			27 Jan 2014	2505543
LEX-1287-SG-PCD	Singapore	18 Oct 2012	201207768-1	29 Nov 2012	185317
LEX-1287-TH-NP	Thailand	09 Jul 2009	0901003106	29 Mar 2013	122363
LEX-1287-TW-NP	Taiwan	01 Jul 2009	98122274	16 Feb 2010	201006808
LEX-1287-UA-PCT	Ukraine	15 Jul 2009	201101832
LEX-1287-US-CNT	United States Of America	22 Jun 2012	13/530,645	27 Jun 2013	US 2013/0165395 A1
LEX-1287-US-NP	United States Of America	15 Jul 2009	12/503,225	21 Jan 2010	US-2010-0016422-A1	10 Jul 2012	8,217,156
LEX-1287-ZA-PCT	South Africa	15 Jul 2009	2011/00175			28 Mar 2012	2011/00175
LEX-1309-AR-NP	Argentina	02 Mar 2011	20110100644	11 Apr 2012	AR 080444 A1
LEX-1309-AU-PCT	Australia	01 Mar 2011	2011223861
LEX-1309-BR-PCT	Brazil	01 Mar 2011	BR112012021771-2
LEX-1309-CA-PCT	Canada	01 Mar 2011	2,791,300
LEX-1309-EP-EPT	European Procedure (Patents)	01 Mar 2011	11707324.7	09 Jan 2013	2542236

LEX-1309-IL-PCT	Israel	01 Mar 2011	221372
LEX-1309-IN-PCT	India	01 Mar 2011	7336/DELNP/2012
LEX-1309-JP-PCT	Japan	01 Mar 2011	2012-556154	10 Jun 2013	2013-521293
LEX-1309-KR-PCT	South Korea / Republic of Korea	01 Mar 2011	10-2012-7022847
LEX-1309-MX-PCT	Mexico	01 Mar 2011	MX/a/2012/010021
LEX-1309-RU-PCT	Russian Federation	01 Mar 2011	2012141893	10 Apr 2014
LEX-1309-TW-NP	Taiwan	14 Feb 2011	100104797	16 Sep 2011	201130486
LEX-1309-UA-PCT	Ukraine	01 Mar 2011	201211362
LEX-1309-US-CNT	United States Of America	10 Jun 2013	13/913,928	16 Jan 2014	US 2014/0018308 A1
LEX-1321-AR-NP	Argentina	04 Jan 2012	20120100021	26 Jun 2013	AR084781 A1
LEX-1321-AU-PCT	Australia	03 Jan 2012	2012204567
LEX-1321-BR-PCT	Brazil	03 Jan 2012	BR112013017314-9
LEX-1321-CA-PCT	Canada	03 Jan 2012	2,823,736
LEX-1321-CN-PCT	China	03 Jan 2012	201280004771.7	18 Dec 2013	CN 103458875 A
LEX-1321-EP-EPT	European Procedure (Patents)	03 Jan 2012	12700583.3	13 Nov 2013	2661256
LEX-1321-HK-FPR	Hong Kong	10 Jan 2014	14100308.1	04 Apr 2014	1187263A
LEX-1321-IL-PCT	Israel	03 Jan 2012	227006
LEX-1321-IN-PCT	India	03 Jan 2012	5656/DELNP/2013
LEX-1321-JP-PCT	Japan	03 Jan 2012	2013-548455	23 Jan 2014	2014-501780
LEX-1321-KR-PCT	South Korea / Republic of Korea	03 Jan 2012	10-2013-7020505

LEX-1321-MX-PCT	Mexico	03 Jan 2012	MX/a/2013/007826
LEX-1321-NZ-PCT	New Zealand	03 Jan 2012	612116
LEX-1321-RU-PCT	Russian Federation	03 Jan 2012	2013136384
LEX-1321-SG-PCT	Singapore	03 Jan 2012	201305204.8
LEX-1321-TH-PCT	Thailand	03 Jan 2012	1301003598
LEX-1321-TW-NP	Taiwan	02 Jan 2012	101100085	01 Mar 2013	201309345
LEX-1321-UA-PCT	Ukraine	03 Jan 2012	2013 09666
LEX-1321-US-CNT	United States Of America	30 May 2014	14/291,804
LEX-1321-WO-PCT	International Procedure	03 Jan 2012	PCT/US2012/020042	12 Jul 2012	WO 2012/094293
LEX-1321-ZA-PCT	South Africa	03 Jan 2012	2013/04694